UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2023

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGHQ	*

*	On May 18, 2022, Nasdaq Stock Market LLC filed a Form 25 delisting and deregistering the shares of common stock, par value $0.001 per share, of GWG Holdings, Inc. from The Nasdaq Stock Market, which became effective ten days after the filing of the Form 25. GWG Holdings, Inc.’s common stock began trading exclusively on the over-the-counter market on April 29, 2022 under the symbol GWGHQ.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on April 20, 2022, GWG Holdings, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed a voluntary petition for reorganization under chapter 11 of title 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the Bankruptcy Court (the “Court”) for the Southern District of Texas (the “Chapter 11 Cases”).

On April 20, 2023, the Debtors filed with the Court the Debtors’ Further Modified Second Amended Joint Chapter 11 Plan (as subsequently further modified the “Plan”) and related Disclosure Statement, Docket No. 1678, and on May 24, 2023, the Debtors filed the Plan Supplement (the “Plan Supplement”). On June 14, 2023, the Debtors filed with the Court the Notice of Filing of Amended Plan Supplement.

On June 20, 2023, the Court entered an order (the “Confirmation Order”) confirming the Plan. A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Plan references, and the Confirmation Order approves the forms of, certain documents filed with the Court subsequently as part of the Plan Supplement, as the same has been amended from time to time prior to confirmation of the Plan, and may be further amended prior to the effective date of the Plan (the “Effective Date”).

The Plan is not yet effective. The Company expects that the Effective Date will occur as soon as all conditions precedent to the Plan have been satisfied or waived as set forth therein. The Debtors are currently targeting an Effective Date occurring on or before July 31, 2023.

Following the Effective Date and when permitted by applicable law, the Company intends to file a Form 15 with the Securities and Exchange Commission to provide notice of the suspension of its reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing a Form 15, the Company will immediately cease filing any further periodic reports under the Exchange Act.

The following is a summary of the material terms of the Plan as approved and confirmed by the Court. This summary describes only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order including the Plan attached thereto, which is attached hereto as Exhibit 2.1. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Liquidating Trusts

The Plan contemplates creating two liquidating trusts to implement the provisions of the Plan: (i) the Wind Down Trust and (ii) the Litigation Trust. The trustee of the Wind Down Trust will be Elizabeth C. Freeman. The assets to be held by the Wind Down Trust include all of the Debtors’ equity interests in (i) Beneficient, (ii) FOXO, and (iii) the Policy Portfolio. The Wind Down Trust will issue trust interests (the New WDT Interests) to Holders of Claims and Interests that are not paid in full in cash on the Effective Date of the Plan. Holders of the New WDT Interests (including the Bondholders) will receive distributions via the Wind Down Trust as set forth in the Plan. The Litigation Trustee will be Michael I. Goldberg. The Litigation Trust will receive all non-released litigation assets of the Debtors as well as the Debtors’ interests in the D&O Liability Insurance Policies that provide coverage prior to April 20, 2022. The trustee for the Litigation Trust will have the sole authority to make decisions and take action with respect to the Initial Litigation Trust Assets, the Retained Causes of Action, and the Litigation Trust Reconciliation Claims set forth in the Litigation Trust Agreement. The sole beneficiary of the Litigation Trust will be the Wind Down Trust.

To the extent the New WDT Interests are deemed “securities,” the New WDT Interests issued pursuant to the Plan will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code. At issuance on the Effective Date and at all times thereafter, the New WDT Interests will not be transferable except by will, intestacy or by operation of law, unless such transfer restrictions are modified or removed pursuant to the terms of the Plan and the Wind Down Trust Agreement.

Treatment of Claims and Interests

The Plan contemplates the following treatment of claims against and interests in the Debtors:

●	Allowed Other Secured Claims. Each Holder of an Allowed Other Secured Claim shall receive, at the Debtors’ option: (i) payment in full in Cash; (ii) the collateral securing the Claim; (iii) Reinstatement of such Claim; or (iv) such other treatment rendering such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, except to the extent that a Holder of such Claim agrees to a less favorable treatment.

●	Allowed Other Priority Claims. Each Holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code, except to the extent that a Holder of such Claim agrees to a less favorable treatment.

●	Allowed Bond Claims. Except to the extent that a Holder of a Bond Claim agrees to a less favorable treatment, each such Holder shall receive, as applicable, as follows:

o	each Holder of an Allowed Bond Claim (other than the LBM Subordinated Claims) shall receive, on the Effective Date, its pro rata share of the Portfolio Proceeds Amount, if any; provided, however, that the Indenture Fee and Expense Claim shall be satisfied first from the Portfolio Proceeds Amount prior to any such further pro rata;

o	each Holder of an Allowed Bond Claim (other than the LBM Subordinated Claims) shall receive, on the Effective Date (or as soon as practicably thereafter), its pro rata share of the New Series A1 WDT Interests. Any New Series A1 WDT Interests issued to the Indenture Trustee on account of any outstanding Indenture Fee and Expense Claims shall be expressly senior in all respects to any New Series A1 WDT Interests issued to Holders on account of their respective Allowed Class 3 Bond Claims; and

o	each Holder of an Allowed LBM Subordinated Claim shall receive, on the Effective Date, its pro rata share of the New Series A2 WDT Interests.

●	Allowed General Unsecured Claims. Each Holder of an Allowed General Unsecured Claim shall receive its pro rata share of the New Series B WDT Interests, except to the extent that a Holder of such Claim agrees to a less favorable treatment.

●	Allowed GUC Convenience Claims. In full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed GUC Convenience Claim, each Holder thereof shall receive, and the option of the applicable Debtor, either: (i) payment in full in Cash of the due and unpaid portion of its Claim on the later of (x) the Effective Date (or as soon thereafter as reasonably practicable), or (y) as soon as practicable after the date such Claim becomes due and payable; or (ii) such other treatment rendering its Claim Unimpaired.

●	Allowed DLP Entity General Unsecured Claim. Each Holder of an Allowed DLP Entity General Unsecured Claim shall receive payment full in Cash.

●	Intercompany Claims. Other than the Policy Portfolio Equity Interests, which shall be transferred to the Wind Down Trust as set forth in the Plan, any Debtor’s Claim against any other Debtor shall be deemed satisfied except to the extent necessary to effectuate the other terms of the Plan.

●	Intercompany Interests. Any Debtor’s equity Interests in any other Debtor shall be deemed cancelled except to the extent necessary to effectuate the other terms of the Plan.

●	Series 1 Preferred Interests. Each Holder of a Series 1 Preferred Interest shall receive its pro rata share of the New Series C WDT Interests.

●	Series 2 Preferred Interests. Each Holder of a Series 2 Preferred Interest shall receive its pro rata share of the New Series D WDT Interests.

●	Common Stock. Each Holder of Common Stock in the Company shall receive its pro rata share of the New Series E WDT Interests.

The priority of distributions on account of the New WDT Interests are set forth in Articles IV.H and VI.C of the Plan.

Assets and Liabilities

Information as to the assets and liabilities of the Debtors, as of June 21, 2023, is set forth in the Monthly Operating Reports of the Debtors filed with the Court. The Monthly Operating Reports are filed to comply with requirements under the Bankruptcy Code and not to satisfy any other financial reporting requirements. The numbers included in the Monthly Operating Reports are based on the books and records prior to implementation of the confirmed Plan, and have not been adjusted to reflect the transactions to be consummated in accordance with the Plan.

In the Company’s most recent Monthly Operating Report filed with the Court on June 21, 2023, the Company reported aggregated total assets of approximately $646.4 million and total liabilities of approximately $1.8 billion as of May 31, 2023. The Company’s most recent Monthly Operating Report filed with the Court is attached to this hereto as Exhibit 99.1. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

Cautionary Note Regarding the Company’s Common Stock

As of the date of the Confirmation Order, the Company had an aggregate of approximately 33,102,273 shares of Common Stock issued and outstanding. In accordance with the Plan, all shares of the Company’s Common Stock will be cancelled as of the Effective Date.  Even though the Company’s Common Stock may continue to be quoted on the OTC Pink Market, under the Plan such stock has no underlying asset value, and the Company’s stockholders should not view the trading activity of the Common Stock on the OTC Pink Market or any other market or trading platform as being indicative of the value the Company’s stockholders will receive in connection with the liquidation of the Company. No shares of the Company’s Common Stock are being reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Confirmation Order, on the Effective Date, the persons acting as officers, directors and employees of the Debtors will be deemed to have resigned under the applicable provisions of the Plan and bankruptcy and non-bankruptcy law.

The Confirmation Order further provides for an adjustment to the compensation of Jeffrey S. Stein, the Chief Executive Officer of the Company, and Anthony R. Horton, an independent director of the Company. On the Effective Date, the Debtors shall pay (i) to Mr. Stein, a modified “Success Bonus” of $1,830,000 in cash and 50,000 shares of Class A common stock, par value $0.001 per share, of Beneficient; and (ii) to Mr. Horton, additional compensation of $120,000 in cash.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
2.1	Order Confirming the Debtors’ Further Modified Second Amended Joint Chapter 11 Plan, dated June 20, 2023.

99.1	Monthly Operating Report, dated June 21, 2023.

104	Exhibit 104 Cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: June 26, 2023	By:	/s/ Michael A. Tucker
	Name:	Michael A. Tucker
	Title:	Chief Financial Officer

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